Exhibit 99.1

December 11, 2008

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces Pricing of Public Offering of 2,500,000 Shares of

Common Stock

Lafayette, LOUISIANA - IBERIABANK Corporation (NASDAQ: IBKC) (the “Company”), the holding company of the 121-year-old IBERIABANK (www.iberiabank.com) and Pulaski Bank and Trust Company (www.pulaskibank.com), announced today the pricing of a follow-on public offering of 2,500,000 shares of its common stock at a public offering price of $40.00 per share. The net proceeds of the offering to the Company are expected to be approximately $95 million.

The Company expects to close the offering on Tuesday, December 16, 2008. The Company has granted the underwriters an option, exercisable for 30 days from the closing, to purchase an aggregate of 375,000 additional shares of common stock to cover over-allotments, if any, at a public offering price $40.00.

Stifel, Nicolaus & Company, Incorporated is acting as sole book-running manager for the offering. SunTrust Robinson Humphrey, Inc. is acting as co-lead manager and Sterne, Agee & Leach, Inc. is acting as co-manager.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any common shares, nor shall there be any sale of such common shares in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering will be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained by contacting Stifel Nicolaus, Attn: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21202 (443-224-1988); SunTrust Robinson Humphrey, Attn: Prospectus Department, 3333 Peachtree Road NE, Atlanta, GA 30326 (404-926-5450); Sterne Agee & Leach, Inc., 2 Grand Central Tower, 140 East 45th Street, 18th Floor, New York, NY 10017 (212-338-4708).

IBERIABANK Corporation

IBERIABANK Corporation is a multi-bank financial holding company with 152 combined offices, including 87 bank branch offices in Louisiana, Arkansas, and Tennessee, 29 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 36 locations in eight states. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” On Wednesday, December 10, 2008, the Company’s common stock had a closing price of $43.00.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as our ability to execute our growth strategy, risks relating to the integration of acquired companies that have previously been operated separately, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, continuing disruption in the credit and equity markets, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, geographic concentration of our markets, rapid changes in the financial services industry, and hurricanes and other adverse weather events. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov, and the Company’s website, www.iberiabank.com. All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.